Exhibit 10.2

Name:

[Form of]

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

The Employment Agreement made as of the        day of                   ,          by and between AvalonBay Communities, Inc., a Maryland corporation (the “Company”), and                                                  (“Executive”), as previously amended on                          ,          (the “Employment Agreement”), is hereby further amended by this instrument (this “Amendment”) as follows:

1.  The Executive is entering into, on or about the date hereof, with the Company, an “AvalonBay Communities, Inc. 2008 Performance Plan Deferred Stock Award Agreement” (the “Performance Plan Agreement”).  The execution of this Amendment by Executive is a condition to the Company entering into the Performance Plan Agreement with Executive and is one of the considerations therefor.  Defined terms used herein but not defined herein have the meanings given thereto in the Employment Agreement unless otherwise provided herein.

2.  The definition of “Covered Compensation” in the Employment Agreement is as follows:

“‘Covered Compensation,’ for any calendar year, shall mean an amount equal to the sum of (i) Executive’s Base Salary for the calendar year, (ii) the cash bonus actually earned by Executive with respect to such calendar year, and (iii) the value of all stock and other equity-based compensation awards made to Executive during such calendar year.  In the event that the Company has or hereafter makes any special, mid-year or other non-routine grant of equity outside of the Company’s recurring annual equity compensation programs, the value of any such mid-year, special, or additional equity based compensation shall not be included in clause (iii) of the preceding sentence and therefore shall not be included in the calculation of Covered Compensation or Covered Average Compensation, and the value of such equity shall have no impact on any cash payments made under Section 7(c) of the Agreement.”

Executive agrees, for the purpose of eliminating any doubt, that the award of a Deferred Stock Award under the Performance Plan Agreement, and the vesting thereof or conversion thereof into unrestricted common stock of the Company or restricted common stock of the Company, and any other consideration received by Executive under the Performance Plan Agreement, is in all cases a “mid-year, special, or additional equity based compensation” that is not included in the definition of Covered Compensation under the Employment Agreement.

3.  The Company agrees, notwithstanding the provisions of the Performance Plan Agreement, that if (i) a termination without Cause or a Constructive Termination Without Cause, or (ii) a termination due to Disability, of Executive’s employment occurs as defined in the Employment Agreement, such event shall in all circumstances constitute (i) a termination without Cause  or (ii) a termination for Disability, respectively, as defined in the Performance Plan Agreement, regardless of whether the definitions in the Performance Plan Agreement would have reached a contrary result in the absence of this Amendment.

4.  The vesting, measurement and payment form, value and timing of settlement that occur under the Performance Plan Agreement in the event of the Executive’s death, Disability, termination without Cause, Retirement or other departure for any other reason, as set forth in the Performance Plan Agreement, shall in all events control the treatment of Executive’s Deferred Stock Awards under the Performance Plan, regardless of whether the provisions of the Employment Agreement (including without limitation, Sections 7(c)(i), (ii), (iii), (iv) or (v)) would have reached a contrary result.  It is noted that the previous sentence does not modify the Company’s obligation under Section 7(d) of the Employment Agreement (relating to the Partial Gross-Up Payment) to include the value received by Executive under the Performance Plan Agreement in any determination of the Partial Gross-Up Payment.

Except as amended herein, the Employment Agreement is hereby confirmed in all other respects.

IN WITNESS WHEREOF, this Amendment is entered into this          day of                         , 2008.

AVALONBAY COMMUNITIES, INC.

By:
Charlene Rothkopf
EVP – Human Resources

Edward M. Schulman,
SVP, General Counsel & Secretary

Executive